Exhibit No. 17
Headway Corporate Resources, Inc.
Form 10-KSB
File No. 0-23170



KINGSTON
 SMITH

Chartered Accountants

Incorporating Letchfords

27 March, 1997

Mr. Barry Roseman
Headway Corporate Resources, Inc.
850 Third Avenue
NEW YORK
NY 10022
USA

Dear Sir:

HEADWAY CORPORATE RESOURCES, INC.
CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement of our report dated 26th March 1997, relating to the financial statements (not presented separately in the Registration Statement) of Whitney Group (Europe) Limited for the year ended 31 December 1995.

Yours faithfully

KINGSTON SMITH